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                                                                EXHIBIT 10.33
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                                OHM CORPORATION
                           EXECUTIVE RETIREMENT PLAN

Purpose and Effective Date
--------------------------

         The OHM Corporation (the "Company") Executive Retirement Plan (the "Plan"), effective as of January 1, 1996, is intended to be a nonqualified deferred compensation agreement exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended.

                                  ARTICLE I
                                PARTICIPATION

1.1      Eligibility
--------------------

         Participation in the Plan is limited to the Company's officers designated as participants by the Company's Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee) and such other key employees who are not officers of the Company as may be designated from time to time by the Chief Executive Officer of the Company.

1.2      Conditions of Participation
------------------------------------

         Each eligible employee may participate in the Plan only if the employee is not a participant in any other tax-qualified deferred compensation plan of the Company providing substantially similar benefits. An eligible employee may participate in the Plan after the employee has completed and returned to the Plan Administrator (as defined in Section 4.2) a "Deferral Election Form" (as described in Section 2.1), and any other information or documents that the Plan Administrator deems necessary to administer the Plan.

                                   ARTICLE II
                            DEFERRAL OF COMPENSATION

2.1      Deferral Amounts; Deferral Limitations
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         As a condition of participation, each Participant must complete and return to the Plan Administrator a Deferral Election Form in which the Participant specifies the portion of the Participant's Compensation (as defined below) that is to be deferred under the Plan during the following calendar year (the "Plan Year"). A Participant may defer in any Plan Year up to 30% of the Participant's Compensation. The Deferral Election Form shall be delivered to the Plan Administrator prior to the beginning of each Plan Year. Amounts deferred under the Plan will be credited to the Participant's Deferral Account (as described in Section 2.3) no later than the first day of the calendar month following the calendar month during which the amount deferred otherwise would have been paid to the Participant. The term "Compensation" means the earnings paid to the Participant by the Company which are subject to reporting on Internal Revenue Service Form W-2, excluding contributions to or amounts paid to the Participant from this Plan or any other employee benefit plan or stock option plan, except deferred Compensation or any other contributions made by the Company on behalf of the Participant pursuant to the Plan.






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2.2      Matching Contributions
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The Participant's Deferral Account shall be credited with "Matching
Contributions" each month in an amount equal to fifty percent (50%) of the amount of the Participant's Compensation which is deferred by the Participant and credited to the Participant's Deferral Account pursuant to Section 2.1.

         Participants shall be vested in Matching Contributions one year after the amounts are credited to the Participant's Deferral Account. If the Participant terminates employment prior to the vesting of any Matching Contributions, such non-vested amounts and the Interest thereon shall be forfeited.

2.3      Deferral Accounts
--------------------------

         The Company will establish a "Deferral Account" for each Participant. The Deferral Account will be credited with:

         (a)     Compensation that the Participant elects to defer under
                 Section 2.1;

         (b)     Company Matching Contributions credited under Section 2.2; and

         (c)     "Interest" calculated and credited under Section 2.4.

         Each Participant's Deferral Account will be debited by:

         (c)     Amounts distributed under Article III.

2.4      Interest
-----------------

         As of the first day of every calendar month, each Participant's Deferral Account will be credited with "Interest" at the rate equal to the prime rate (as published by The Wall Street Journal-Midwest Edition on the first business day of the month following the month in which the Compensation is deferred), and such Interest shall be compounded monthly on the balance credited to the Participant's Deferral Account as of the first business day of that month. As of the first day of each Plan Year, each Participant's Deferral Account will be credited with additional "Interest" in the amount by which the percent of net increase in the Standard and Poor's 500 Index (calculated from the first business day of the Plan Year to the last business day of the Plan Year (or the business day preceding the date of distribution in the event of a distribution prior to the end of a Plan Year), as published by The Wall Street Journal-Midwest Edition as of such dates) exceeds the Interest credited during the Plan Year to the Participant's Deferral Account in accordance with the preceding sentence.






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                                  ARTICLE III
                                 DISTRIBUTIONS

3.1      Forms of Distribution
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         Subject to other provisions of this Article, all distributions will be made in cash by the Company at the time and in the manner elected by the Participant, subject to the provisions of Article III and such uniform procedures and rules as established by the Plan Administrator from time to time.

3.2      Methods of Distribution
--------------------------------

         Plan benefits will be paid in a lump sum of the entire amount then credited to the Participant's Deferral Account, unless the Participant's termination is a result of retirement on or after the date the Participant attains the age of 65 ("Normal Retirement") or upon the Participant reaching age 55 with ten years or more of service with the Company ("Early Retirement"). In the case of Early or Normal Retirement, Plan benefits will be paid in a lump sum, or in substantially equal annual payments over a period not greater than 10 years beginning on the anniversary of the Participant's retirement, as elected by the Participant. If benefits are to be paid annually, Interest will continue to be credited on the unpaid balance of the Participant's Deferral Account at the rate specified in Section 2.4, or at such lesser rate as may be specified by the Compensation Committee in its sole discretion at any time prior to the Participant's retirement.

3.3      Time of Distribution
-----------------------------

         Plan benefits will be paid one year after the Participant's termination of employment, unless the Participant is terminating employment as a result of Early or Normal Retirement and has elected to be paid in installments as provided in Section 3.2 of the Plan, or as otherwise approved by the Compensation Committee in its sole discretion.

         Unless otherwise approved by the Plan Administrator in its sole discretion, the Participant must irrevocably select the date benefits will begin when he files his Deferral Election Form; the time of distribution may not be changed after the form is filed.

3.4      Distributions to Beneficiaries
---------------------------------------

         If a Participant's Deferral Account has not been fully distributed at the time of the Participant's death, the unpaid balance will be paid to the Participant's Beneficiary (as defined below) at the time the amount would have been paid to the Participant. However, the Compensation Committee, in its sole discretion, may direct such benefits be paid at an earlier date. The term "Beneficiary" means the person(s) named by the Participant to receive any Plan benefits that are unpaid at the Participant's death. Unless changed, the Participant's Beneficiary will be the person named on the first Deferral Election Form that the Participant files. However, a Participant may change the Beneficiary designation at any time by completing and delivering to the Plan Administrator






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a subsequent Beneficiary designation form.  If the Participant dies without naming a Beneficiary or if there is no Beneficiary that survives the Participant, any unpaid Plan benefits will be paid, as provided in Section 3.4, to the Participant's surviving spouse or, if there is no surviving spouse, to the Participant's surviving children in equal shares or, if there are no surviving children, to the Participant's estate.

3.5      Withholding; Payroll Taxes
-----------------------------------

         Each benefit payment will be reduced by any amount required under applicable law to be withheld in advance payment of the recipient's income or other taxes. If the Company is required to withhold any current taxes on Compensation when it is deferred under the Plan, the deduction will be taken against compensation paid by the Company to the Participant that is not deferred under this Plan. Determination by the Company of the amount to be withheld is binding on the Participant and the Beneficiary.

3.6      Noncompetition
-----------------------

         Notwithstanding any other provision of this Plan, if, within one year after terminating employment with the Company, a Participant is engaged in any Competitive Activity (as defined below) without the prior consent of the Company, all Matching Contributions and Interest credited thereon will be forfeited. For purposes of the Plan, the term "Competitive Activity" means the Participant's employment or the Participant's engagement, directly or indirectly, whether as an officer, employee, agent, consultant, partner, financier, or otherwise, in any business activity in competition with any business activity of the Company or its affiliates or subsidiaries in any geographic area in which the Participant provided or attempted to provide any products or services for the Company. "Competitive Activity" shall not include the mere ownership of not more than 2% of the securities in any such publicly-traded enterprise. If requested by the Participant, the Compensation Committee shall inform the Participant whether any prospective employment or engagement shall constitute "Competitive Activity."

3.7      Misconduct
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         Notwithstanding any other provision of this Plan, the Compensation
Committee may direct that a Participant's Deferral Account forfeit the balance of all Matching Contributions and/or Interest and direct that a Participant's Deferral Account not be credited with Matching Contributions and/or Interest after the Compensation Committee concludes that any Participant has:

         (a) engaged in or is engaging in (i) any intention or willful conduct that is detrimental to the Company's best interests,
                 (ii) any conduct involving dishonesty or moral turpitude that is detrimental to or causes any financial loss to the Company, or (iii) the malicious destruction of any Company property; or

         (b) is convicted of a felony committed during and arising out of the Participant's






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                 employment with the Company.

                                   ARTICLE IV
                                 ADMINISTRATION

4.1      Appointment of Committee
---------------------------------

         The Compensation Committee of the Board of Directors will constitute the committee to administer the Plan.

4.2      Appointment of Plan Administrator
------------------------------------------

         The Compensation Committee will appoint a Plan Administrator to administer the Plan or may itself serve in that capacity. The Plan Administrator will serve at the Compensation Committee's pleasure and may be removed or may resign at any time. Any successor Plan Administrator will have all of the rights, powers, privileges and immunities given to the original Plan Administrator. Except as required by law, the Plan Administrator will not be required to give any bond or other security for the faithful performance of its duties as a Plan Administrator.

4.3      Committee Procedures
-----------------------------

         The Compensation Committee will be principally responsible for establishing Plan policy and resolving inconsistencies in the Plan or its administration and establishing rules and procedures not included in this document. The Compensation Committee may delegate to the Plan Administrator the power to establish any rules and procedures consistent with the provisions of the Plan. The Plan Administrator will be principally responsible for implementing the Compensation Committee's decision. All determinations made under this Plan by the Compensation Committee may be made in their sole and absolute discretion. Any disputed matter arising under this Plan will be resolved by the Compensation Committee. All Compensation Committee decisions will be final and binding on all persons. The Compensation Committee may act at a meeting or by written resolution signed by a majority of Compensation Committee members.

4.4      Legal Competency
-------------------------

         Any Plan benefits payable to any person who is legally incompetent to receive them will be paid to the guardian of the incompetent person or to the person having custody of the disabled person without any further liability by the Company, the Compensation Committee or the Plan Administrator.

4.5      Exemption from Liability/Indemnification
-------------------------------------------------

         In addition to any other rights to which they may be entitled under the Plan, the Company will indemnify each member of the Compensation Committee, the Plan Administrator, and any other Company officer, employee or director against any loss, damage, expense or liability, by insurance or otherwise, reasonably incurred by the individual in connection with any action or failure to act






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by reason of serving on the Compensation Committee or acting as Plan
Administrator to the fullest extent permitted by law.

4.6      Nonalienation of Benefits
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         Except as otherwise provided by law, no benefit, payment or distribution under this Plan is subject either to the claim of any creditor of a Participant or Beneficiary, or to attachment, garnishment, levy, execution or other legal or equitable process, by any creditor of the Participant or Beneficiary and no Participant or Beneficiary may alienate, commute, anticipate or assign (either at law or in equity) all or any portion of any benefit, payment or distribution under this Plan. The Plan will not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to receive benefit under this Plan. If any Plan benefits or assets are garnished or attached by order of any court, the Plan Administrator may elect to bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper person to receive Plan benefits. Any benefits that become payable during the pendency of that action will be paid into the court as they become payable to be distributed by the court as it deems proper.

                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS

5.1      Employment and Other Rights
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         Nothing in this Plan requires that the Company to employ any
Participant or requires any Participant to remain employed with the Company. Nor does the Plan create any rights or obligations other than those specifically set forth in the Plan. The benefits payable under this Plan are independent of, and in addition to, any other employment agreement that may exist from time to time concerning any other compensation or benefits payable by the Company.

5.2      Right to Benefits
--------------------------

         The sole interest of each Participant and each Beneficiary is limited to receiving the amounts credited to the Participant's Deferral Account when these amounts become due and payable under the terms of the Plan and the Participant's election. Neither the Participant nor a Beneficiary has any right, title or interest (legal or equitable) in or to any property or assets of the Company. All Plan benefits will be paid directly by the Company from its general assets, provided that the Company may elect from time to time in its sole discretion to fund all or any portion of the Participants' Deferral Accounts by establishing and funding a trust and appointing a trustee to administer the assets in the trust.

5.3      Offset to Benefits
---------------------------

         Regardless of any Plan provision to the contrary, the Company may, if the Compensation Committee in its sole and absolute discretion agrees, offset any amounts to be paid to a Participant






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or a Beneficiary under the Plan against any amounts that the Participant owes to the Company.

5.4      Amendment and Termination
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         Although the Company intends to continue this Plan indefinitely, the
Board may amend, suspend or terminate the Plan at any time (including the amount and manner in which Matching Contributions and Interest are credited to any Participant's account). However, no Plan amendment, suspension or termination may adversely affect amounts deferred by the Participant to the Plan (other than the calculation of Interest to be credited after the effective date of such action). If it is determined at any time for any reason by any agency of the Untied States government or by any court of competent jurisdiction that the Plan does not qualify for the exclusions under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Plan will be deemed to have terminated as of the date of the determination unless otherwise provided by the Compensation Committee.

5.5      Reorganization of the Company
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         The Company will not merge into or consolidate with any other entity or permit its business activities to be taken over by any other entity unless and until the succeeding or continuing entity expressly assumes the rights and obligations of the Company under this Plan.

5.6      Interpretation
-----------------------

         The Compensation Committee will interpret the Plan, and the Plan Administrator will administer the Plan, according to the laws of the State of Ohio and, when applicable, the laws of the United States in a manner that ensures that this Plan will be treated as a nonqualified plan of deferred compensation within the meaning of the Employee Retirement Income Security Act of 1974, as amended. The Compensation Committee and the Plan Administrator may adopt any additional rules or interpretative guidelines not specifically mentioned in this Plan if they are needed to administer the Plan and are not inconsistent with its purpose.

5.7      Illegality of Any Provision
------------------------------------

         Any determination by a court of competent jurisdiction that any part of this Plan is illegal or ineffective will not affect any other provision of the Plan not specifically included in the court's decision.

5.8      Headings
-----------------

         Section headings are for convenience only and do not create any additional rights, privileges or duties.